   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1997.

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------




                                    FORM S-1

                        NOVACARE EMPLOYEE SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                7363                               23-2866146
    (STATE OR OTHER JURISDICTION               (PRIMARY STANDARD                      (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)       INDUSTRIAL CLASSIFICATION CODE            IDENTIFICATION NUMBER)
                                                    NUMBER)

                             2621 VAN BUREN AVENUE
                         NORRISTOWN, PENNSYLVANIA 19403
                                 (610) 650-4700
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                LOREN J. HULBER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        NOVACARE EMPLOYEE SERVICES, INC.
                             2621 VAN BUREN AVENUE
                         NORRISTOWN, PENNSYLVANIA 19403
                                 (610) 650-4700
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:

         ANDREW J. BECK, ESQ.                 PETER D. BEWLEY, ESQ.               FREDERICK W. KANNER, ESQ.
           HAYTHE & CURLEY                        NOVACARE, INC.                     DEWEY BALLANTINE LLP
           237 PARK AVENUE                    1016 WEST NINTH AVENUE             1301 AVENUE OF THE AMERICAS
       NEW YORK, NEW YORK 10017        KING OF PRUSSIA, PENNSYLVANIA 19406         NEW YORK, NEW YORK 10019
            (212) 880-6000                        (610) 992-7404                        (212) 259-8000

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
Registration No. 333-35071

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                                PROPOSED MAXIMUM
                                                            PROPOSED MAXIMUM       AGGREGATE           AMOUNT OF
        TITLE OF EACH CLASS OF            AMOUNT TO BE       OFFERING PRICE         OFFERING          REGISTRATION
     SECURITIES TO BE REGISTERED         REGISTERED(1)        PER SHARE(2)          PRICE(2)             FEE(3)
----------------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value).........      575,000             $11.00            $6,325,000         $1,917
======================================================================================================================

(1) Includes shares that the Underwriters have the option to purchase to cover any over-allotments.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) The Registrant paid a fee of $20,387.00 upon filing the original Registration Statement.


================================================================================

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by NovaCare Employee Services, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"). This Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-1 (File No. 333-35071) relating to the offering of 4,500,000 shares of common stock of the Company, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norristown, Commonwealth of Pennsylvania on the 10th day of November, 1997.

                                          NOVACARE EMPLOYEE SERVICES, INC.

                                          By /s/ LOREN J. HULBER
                                            ------------------------------------
                                            (Loren J. Hulber,
                                            President and Chief Executive
                                             Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                 TITLE                           DATE
-----------------------------------    --------------------------------------    -----------------

        /s/ LOREN J. HULBER            President and Chief Executive Officer     November 10, 1997
-----------------------------------      and Director
         (Loren J. Hulber)

      /s/ THOMAS D. SCHUBERT           Senior Vice President, Chief Financial    November 10, 1997
-----------------------------------      Officer and Principal Accounting
       (Thomas D. Schubert)              Officer

       /s/ E. MARTIN GIBSON            Director                                  November 10, 1997
-----------------------------------
        (E. Martin Gibson)

   /s/ HARVEY V. FINEBERG, M.D.        Director                                  November 10, 1997
-----------------------------------
    (Harvey V. Fineberg, M.D.)

        /s/ JOHN H. FOSTER             Director                                  November 10, 1997
-----------------------------------
         (John H. Foster)

      /s/ TIMOTHY E. FOSTER            Director                                  November 10, 1997
-----------------------------------
        (Timothy E. Foster)

      /s/ STEPHEN E. O'NEIL            Director                                  November 10, 1997
-----------------------------------
        (Stephen E. O'Neil)


                               INDEX TO EXHIBITS

EXHIBIT
  NO.

 5       Opinion of Haythe & Curley
23(a)    Consent of Price Waterhouse LLP
23(b)    Consent of Haythe & Curley (contained in its opinion filed as
         Exhibit 5.1 hereto)
23(c)    Consent of Brewer, Beemer, Kuehnhackl & Koon, P.A.
23(d) Consent of Varnadore, Tyler, Hoffner, King, Hawthorne, Hammer, & Stathis, P.A.
23(e)    Consent of Lazar, Levine & Company LLP